As filed with the Securities and Exchange Commission on October 20, 2026

Registration No. 333-255309

Registration No. 333-256222

Registration No. 333-262933

Registration No. 333-270179

Registration No. 333-277231

Registration No. 333-285063

Registration No. 333-293663

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-255309)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-256222)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-262933)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-270179)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-277231)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-285063)

POST-EFFECTIVE AMENDMENT NO. 1 (No. 333-293663)

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACV Auctions Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	47-2415221
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

640 Ellicott Street, #321 Buffalo, New York 14203 (800) 553-4070
(Address of Principal Executive Offices)

ACV Auctions Inc. 2021 Equity Incentive Plan ACV Auctions Inc. 2015 Long-Term Incentive Plan ACV Auctions Inc. Employee Stock Purchase Plan, as amended and restated (Full Title of the Plan)

George Chamoun

Chief Executive Officer

ACV Auctions Inc.

640 Ellicott Street, #321

Buffalo, New York 14203

(800) 553-4070
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

These Post-Effective Amendments (the “Post-Effective Amendments”), filed by ACV Auctions Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”), relate to the following Registration Statements on Form S-8 (collectively, as each amended as of immediately prior to the filing of these Post-Effective Amendments, the “S-8 Registration Statements”) of the Registrant:

1.	Registration Statement on Form S-8 (No. 333-255309), filed with the SEC on April 16, 2021;

2.	Registration Statement on Form S-8 (No. 333-256222), filed with the SEC on May 18, 2021;

3.	Registration Statement on Form S-8 (No. 333-262933), filed with the SEC on February 23, 2022;

4.	Registration Statement on Form S-8 (No. 333-270179), filed with the SEC on March 1, 2023;

5.	Registration Statement on Form S-8 (No. 333-277231), filed with the SEC on February 21, 2024;

6.	Registration Statement on Form S-8 (No. 333-285063), filed with the SEC on February 19, 2025; and

7.	Registration Statement on Form S-8 (No. 333-293663), filed with the SEC on February 23, 2026.

On October 16, 2026, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 10, 2026 (the “Merger Agreement”), by and among the Registrant, Copart, Inc. (“Copart”) and Apple Merger Sub, Inc., a direct, wholly owned subsidiary of Copart (“Merger Sub”), Copart completed its acquisition of the Registrant through a cash tender offer by Merger Sub to acquire all of the Registrant’s outstanding shares of common stock, followed by the merger of Merger Sub with and into the Registrant (“Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Copart, on the terms and subject to the conditions set forth in the Merger Agreement.

In connection with the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the S-8 Registration Statements. In accordance with the undertakings made by the Registrant in each of the S-8 Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of each such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, any and all securities registered under the S-8 Registration Statements that remain unsold as of the effectiveness of the Merger on October 16, 2026 and terminates the effectiveness of each of the S-8 Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Buffalo, State of New York on this 20th day of October, 2026.

ACV AUCTIONS INC.

By:	/s/ George Chamoun
	Name:	George Chamoun
	Title:	Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.